                                             Registration No. 333-______________
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                           _________________________

                                   Form S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                           _________________________

                               NCRIC Group, Inc.
            (Exact name of Registrant as specified in its charter)

                             District of Columbia
        (State or other jurisdiction of incorporation or organization)

                                  52-2134774
                     (I.R.S. employer identification no.)

                             1115 30th Street, NW
                             Washington, DC 20007
                   (Address of principal executive offices)

                      NCRIC Group, Inc. Stock Option Plan
                           (Full title of the plan)

                               R. Ray Pate, Jr.
                               NCRIC Group, Inc.
                             1115 30th Street, NW
                             Washington, DC 20007
                                 202-969-1866
           (Name, address and telephone number of agent for service)

     The Commission is requested to send copies of all communications to:
                               James B. Halpern
                    Arent Fox Kintner Plotkin & Kahn, PLLC
                         1050 Connecticut Avenue, N.W.
                          Washington, D.C. 20036-5339

                                      CALCULATION OF REGISTRATION FEE
============================================================================================================
                                                           Proposed            Proposed
                                          Amount           Maximum             Maximum            Amount of
          Title of Each Class of           to be        Offering Price    Aggregate Offering    Registration
        Securities to be Registered     Registered         Per Unit             Price                Fee
------------------------------------------------------------------------------------------------------------
 Common Stock, $.01                    74,000 shares         $7.00              $518,000             $137
  par value
=============================================================================================================

                                    PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     -I-1

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents, previously filed by the Registrant with the Commission, are incorporated by reference in this Registration Statement:

    1. The Prospectus filed with the Commission by the Registrant (File No. 333-69537), pursuant to Rule 424(b), dated May 10, 1999.

    2. The Registrant's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1999, June 30, 1999, and September 30, 1999.

    3. The description of the Registrant's shares of common stock in the Registrant's Registration Statement on Form 8-A (File No. 0-25505).

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, subsequent to the date of filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

    Not applicable.

Item 5.  Interests of Named Experts and Counsel.

    Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 9.1 of the Registrant's articles of incorporation provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted under the Registrant's bylaws and the laws of the District of Columbia. Article VII of the Registrant's bylaws provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by law, as now in effect and as the law may be amended in the future.

Section 29-304(16) of the D.C. Code authorizes indemnification of directors and officers against expenses actually and necessarily incurred in connection with the defense of an action, except in relation to matters as to which an officer or director is adjudged to be liable for negligence or misconduct in the performance of duty. This indemnification is not exclusive of other rights under any bylaw, agreement, vote of stockholders, or otherwise.

The Registrant maintains directors' and officers' liability insurance.

Item 7.  Exemption from Registration Claimed.

    Not applicable.

Item 8.  Exhibits.

    See Exhibit Index.

                                    -II-1-

Item 9.    Undertakings.

(a) The Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and that offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    -II-2-

                                  SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on this 27th day of December,1999.

                           NCRIC Group, Inc.



                           By  /s/ R. Ray Pate, Jr.
                              -------------------------------------------
                                   R. Ray Pate, Jr.
                                   President and Chief Executive Officer

                               POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints R. Ray Pate, Jr. and Rebecca B. Crunk his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated.

Signature                               Title                              Date
---------                               -----                              ----
/s/ Nelson P. Trujillo                  Chair of the Board                 December 27, 1999
------------------------------
    Nelson P. Trujillo, M.D.

/s/ R. Ray Pate, Jr.                    President, Chief Executive         December 27, 1999
------------------------------
    R. Ray Pate, Jr.                    Officer and Director

/s/ Rebecca B. Crunk                    Chief Financial Officer            December 27, 1999
------------------------------
    Rebecca B. Crunk                    (Principal Financial and
                                        Accounting Officer)

/s/ Vincent C. Burke, III               Director                           December 27, 1999
------------------------------
    Vincent C. Burke, III

                                    -II-3-

Signature                               Title              Date
---------                               -----              ----

/s/ Pamela W. Coleman, M.D.             Director           December 27, 1999
-------------------------------
    Pamela W. Coleman, M.D..

/s/ Charles H. Epps, Jr., M.D.          Director           December 27, 1999
-------------------------------
    Charles H. Epps, Jr., M.D.

/s/ Leonard M. Glassman                 Director           December 27, 1999
-------------------------------
    Leonard M. Glassman, M.D.

/s/ J. Paul McNamara                    Director           December 27, 1999
-------------------------------
    J. Paul McNamara

_______________________________         Director           December   , 1999
     Leonard Parver, M.D.

/s/  Raymond Scalettar, M.D.            Director           December 27, 1999
-------------------------------
     Raymond Scalettar, M.D.

/s/  David M. Seitzman                  Director           December 27, 1999
-------------------------------
     David M. Seitzman, M.D.

                                    -II-4-

                                 EXHIBIT INDEX

Exhibit Number        Description of Document
--------------        -----------------------

5              Opinion of Arent Fox Kintner Plotkin & Kahn, PLLC.

23(a)          Consent of Arent Fox Kintner Plotkin & Kahn, PLLC, included in
               Exhibit 5.

23(b)          Consent of Deloitte & Touche LLP.

24             Power of Attorney, included in signature pages.